                         Chase Manhattan Bank USA, N.A.
                      Monthly Certificateholder's Statement

                         Chase Credit Card Master Trust
                                  Series 1995-3




                                         Distribution Date:          08/15/2001


Section 5.2 - Supplement                                             Class A          Class B       Collateral               Total
-----------------------------------------------------------------------------------------------------------------------------------
(i)   Monthly Principal Distributed                                       0.00            0.00             0.00                0.00
(ii)  Monthly Interest Distributed                                2,336,250.00      136,149.60       127,547.31        2,599,946.91
      Deficiency Amounts                                                  0.00            0.00                                 0.00
      Additional Interest                                                 0.00            0.00                                 0.00
      Accrued and Unpaid Interest                                                                          0.00                0.00
(iii) Collections of Principal Receivables                       67,633,057.99    3,842,760.06     5,379,929.67       76,855,747.72
(iv)  Collections of Finance Charge Receivables                   7,027,014.21      399,259.33       558,969.88        7,985,243.42
(v)   Aggregate Amount of Principal Receivables                                                                   21,833,560,323.54
                                              Investor Interest 450,000,000.00   25,568,000.00    35,795,636.36      511,363,636.36
                                              Adjusted Interest 450,000,000.00   25,568,000.00    35,795,636.36      511,363,636.36
                                                   Series
      Floating Investor Percentage                     2.34%            88.00%           5.00%            7.00%             100.00%
      Fixed Investor Percentage                        2.34%            88.00%           5.00%            7.00%             100.00%

(vi) Receivables Delinquent (As % of Total Receivables)
              Current                                                                                                        95.76%
              30 to 59 days                                                                                                   1.38%
              60 to 89 days                                                                                                   0.96%
              90 or more days                                                                                                 1.90%
                                                                                                                            ------
                                              Total Receivables                                                             100.00%
(vii) Investor Default Amount                                      2,492,598.34       141,623.90      198,275.87       2,832,498.11
(viii) Investor Charge-Offs                                                0.00             0.00            0.00               0.00
(ix)  Reimbursed Investor Charge-Offs/Reductions                           0.00             0.00            0.00
(x)   Servicing Fee                                                  375,000.00        21,306.67       29,829.70         426,136.36
(xi)  Portfolio Yield (Net of Defaulted Receivables)                                                                         12.09%
(xii) Reallocated Monthly Principal                                                         0.00            0.00               0.00
(xiii) Closing Investor Interest (Class A Adjusted)              450,000,000.00    25,568,000.00   35,795,636.36     511,363,636.36
(xiv) LIBOR                                                                                                                3.83000%
(xv)  Principal Funding Account Balance                                                                                        0.00
(xvii) Accumulation Shortfall                                                                                                  0.00
(xviii) Principal Funding Investment Proceeds                                                                                  0.00
(xx)  Principal Investment Funding Shortfall                                                                                   0.00
(xxi) Available Funds                                             6,652,014.21       377,952.66      529,140.18        7,559,107.05
(xxii) Certificate Rate                                                6.23000%         6.39000%       4.35500%




      By: _____________________________
      Name:    Patricia M. Garvey
      Title:  Vice President

                         Chase Manhattan Bank USA, N.A.
                      Monthly Certificateholder's Statement

                         Chase Credit Card Master Trust
                                  Series 1996-2

                                   Distribution Date:               08/15/2001


Section 5.2 - Supplement                                     Class A         Class B      Collateral                   Total
-----------------------------------------------------------------------------------------------------------------------------------
(i)   Monthly Principal Distributed                              0.00            0.00            0.00                     0.00
(ii)  Monthly Interest Distributed                       2,740,833.33      160,416.67      166,979.17             3,068,229.17
      Deficiency Amounts                                         0.00            0.00                                     0.00
      Additional Interest                                        0.00            0.00                                     0.00
      Accrued and Unpaid Interest                                                                0.00                     0.00
(iii) Collections of Principal Receivables              82,662,626.44    4,696,740.14    6,575,436.19            93,934,802.77
(iv)  Collections of Finance Charge Receivables          8,588,572.92      487,987.10      683,181.94             9,759,741.95
(v)   Aggregate Amount of Principal Receivables                                                              21,833,560,323.54
                                     Investor Interest 550,000,000.00   31,250,000.00   43,750,000.00           625,000,000.00
                                     Adjusted Interest 550,000,000.00   31,250,000.00   43,750,000.00           625,000,000.00
                                            Series
      Floating Investor Percentage               2.86%          88.00%           5.00%           7.00%                  100.00%
      Fixed Investor Percentage                  2.86%          88.00%           5.00%           7.00%                  100.00%

(vi) Receivables Delinquent (As % of Total Receivables)
              Current                                                                                                    95.76%
              30 to 59 days                                                                                               1.38%
              60 to 89 days                                                                                               0.96%
              90 or more days                                                                                             1.90%
                                                                                                                        -------
                                     Total Receivables                                                                  100.00%
(vii) Investor Default Amount                              3,046,509.08      173,097.11      242,335.95            3,461,942.13
(viii) Investor Charge-Offs                                        0.00            0.00            0.00                    0.00
(ix) Reimbursed Investor Charge-Offs/Reductions                    0.00            0.00            0.00
(x) Servicing Fee                                            458,333.33       26,041.67       36,458.33              520,833.33
(xi) Portfolio Yield (Net of Defaulted Receivables)                                                                      12.09%
(xii) Reallocated Monthly Principal                                                0.00            0.00                    0.00
(xiii) Closing Investor Interest (Class A Adjusted)      550,000,000.00   31,250,000.00   43,750,000.00          625,000,000.00
(xiv) LIBOR                                                                                                            3.83000%
(xv) Principal Funding Account Balance                                                                                     0.00
(xvii) Accumulation Shortfall                                                                                              0.00
(xviii) Principal Funding Investment Proceeds                                                                              0.00
(xx) Principal Investment Funding Shortfall                                                                                0.00
(xxi) Available Funds                                      8,130,239.59      461,945.43      646,723.60            9,238,908.62
(xxii) Certificate Rate                                        5.98000%        6.16000%        4.58000%


      By:     _______________________
      Name:   Patricia M. Garvey
      Title:  Vice President

                         Chase Manhattan Bank USA, N.A.
                      Monthly Certificateholders Statement

                         Chase Credit Card Master Trust
                                  Series 1996-3

                                    Distribution Date:              08/15/2001

Section 5.2 - Supplement                                         Class A         Class B      Collateral                 Total
-------------------------------------------------------------------------------------------------------------------------------
(i)   Monthly Principal Distributed                                   0.00            0.00            0.00                 0.00
(ii)  Monthly Interest Distributed                            2,434,132.89      141,813.47      125,081.48         2,701,027.84
      Deficiency Amounts                                              0.00            0.00                                 0.00
      Additional Interest                                             0.00            0.00                                 0.00
      Accrued and Unpaid Interest                                                                     0.00                 0.00
(iii) Collections of Principal Receivables                   61,919,266.96    3,518,121.38    4,925,556.43        70,362,944.77
(iv)  Collections of Finance Charge Receivables               6,433,356.43      365,529.66      511,760.91         7,310,647.00
(v)   Aggregate Amount of Principal Receivables                                                               21,833,560,323.54
                                       Investor Interest    411,983,000.00   23,408,000.00   32,772,440.86       468,163,440.86
                                       Adjusted Interest    411,983,000.00   23,408,000.00   32,772,440.86       468,163,440.86
                                                     Series
      Floating Investor Percentage                    2.14%          88.00%           5.00%          7.00%               100.00%
      Fixed Investor Percentage                       2.14%          88.00%           5.00%          7.00%               100.00%

(vi) Receivables Delinquent (As % of Total Receivables)
              Current                                                                                                     95.76%
              30 to 59 days                                                                                                1.38%
              60 to 89 days                                                                                                0.96%
              90 or more days                                                                                              1.90%
                                                                                                                         ------
                                       Total Receivables                                                                 100.00%
(vii) Investor Default Amount                                  2,282,018.09      129,659.43     181,530.07          2,593,207.58
(viii) Investor Charge-Offs                                            0.00            0.00           0.00                  0.00
(ix) Reimbursed Investor Charge-Offs/Reductions                        0.00            0.00           0.00
(x) Servicing Fee                                                343,319.17       19,506.67      27,310.37            390,136.20
(xi) Portfolio Yield (Net of Defaulted Receivables)                                                                       12.09%
(xii) Reallocated Monthly Principal                                                    0.00           0.00                  0.00
(xiii) Closing Investor Interest (Class A Adjusted)          411,983,000.00   23,408,000.00  32,772,440.86        468,163,440.86
(xiv) LIBOR                                                                                                             3.83000%
(xv) Principal Funding Account Balance                                                                                      0.00
(xvii) Accumulation Shortfall                                                                                               0.00
(xviii) Principal Funding Investment Proceeds                                                                               0.00
(xx) Principal Investment Funding Shortfall                                                                                 0.00
(xxi) Available Funds                                          6,090,037.26      346,023.00     484,450.54          6,920,510.80
(xxii) Certificate Rate                                            7.09000%        7.27000%       4.58000%



      By: ________________________________
      Name:   Patricia M. Garvey
      Title:  Vice President